Exhibit (q)

THE SELECT SECTOR SPDR® TRUST

POWER OF ATTORNEY

Each of the undersigned Trustees and Officers of The Select Sector SPDR® Trust (the “Trust”) hereby constitutes and appoints Ann M. Carpenter, Bruce S. Rosenberg, Chad C. Hallett, Darlene Anderson-Vasquez, Arthur A. Jensen, Daniel Foley, Sujata Upreti, Daniel G. Plourde, Sean O’Malley, Esq., Andrew DeLorme, Esq., James E. Goundrey, Esq., Kevin Morris, Esq., David Urman, Esq., Timothy R. Collins, Esq. and Estefania Salomon, Esq., and each of them singly and with full powers of substitution and resubstitution, as his or her true and lawful attorney-in-fact and agent, to execute in his or her name and on his or her behalf, and in any and all capacities indicated below, the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by the Trust or its affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky and/or corporate/trust laws of any state or other jurisdiction, including all documents necessary to ensure the Trust has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to the Trust concerning the filings and actions described herein. This Power of Attorney shall become invalid with respect to any Trustee or Officer of the Trust upon such Trustee’s retirement, resignation or removal as a Trustee or Officer of such Trust.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 14th day of August, 2019.

SIGNATURE	TITLE

/s/ Cheryl Burgermeister Cheryl Burgermeister	Trustee

/s/ Ernest J. Scalberg Ernest J. Scalberg	Trustee

/s/ George R. Gaspari George R. Gaspari	Trustee

/s/ Ashley T. Rabun Ashley T. Rabun	Trustee

/s/ R. Charles Tschampion R. Charles Tschampion	Trustee

/s/ James E. Ross James E. Ross	Trustee

/s/ Ellen M. Needham Ellen M. Needham	President and Principal Executive Officer

/s/ Chad C. Hallett Chad C. Hallett	Treasurer and Principal Financial Officer